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                                                                    EXHIBIT 10.1

                                   PRESBY CORP

                             1997 STOCK OPTION PLAN

              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 2003)


1.0     DEFINITIONS

        The following terms shall have the following meanings unless the context indicates otherwise:

1.1     "BOARD" shall mean the Board of Directors of the Company.

1.2 "CHANGE IN CONTROL", except to the extent it is expressly modified in the Stock Option Agreement of reference, shall mean:

        (a) an event where any "person", as such term is used in Sections 13(d) and 14(d))2) of the Exchange Act ("Person") acquires, directly or indirectly, securities of the Company and, immediately following such acquisition, is the beneficial owner (as such term is used in section 13(d) of the Exchange Act), directly or indirectly, of a Change in Control Percentage of securities of the Company; PROVIDED, HOWEVER, notwithstanding any provision hereof to the contrary, neither (i) the Company or an Affiliate, or (ii) an employee stock ownership plan, will be considered a "Person" for purposes of (a) or (b); or

        (b) an event where a tender offer or exchange offer is made by any Person which, if successfully completed, would result in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) a Change in Control Percentage of securities of the Company, and sufficient securities are acquired under the offer to cause such Person to be the beneficial owner such Change in Control Percentage of securities of the Company; or

        (c) an event where the Board ceases to consist of a majority of Continuing Directors; PROVIDED THAT "Continuing Director" shall mean a member of the Board who either (y) is a member of the Board on the effective date of the Plan, or (z) is nominated or appointed to serve as a director by a majority of the then Continuing Directors; or

        (d) a dissolution or liquidation, or Sale of the Company; provided, further, that for all purposes a "Sale" shall mean the first day, as reasonably determined by the Board in its sole discretion, of any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) which results in a sale, lease exchange or other disposition of not less than 80% in value of the property and assets of the Company as measured at the date of such event; or

        (e) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company either (x) is not the surviving corporation, or (y) survives only as a subsidiary of another corporation in a transaction in which the shareholders of the Company and their proportionate interests in the parent immediately after the transaction are not substantially identical to the

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        shareholders of the Company and their proportionate interests in the
        Company immediately prior to the transaction; PROVIDED, HOWEVER, that the Board may at any time prior to such a merger or consolidation provide by resolution that (y) shall not apply, so that survival as a subsidiary will not be treated as a Change in Control, if a majority of the board of directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the transaction.

        (f) For all purposes of this SECTION 1.2, except, without limitation, to the extent it is expressly modified in the Stock Option Agreement of reference, the term "Change in Control Percentage" means Twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities.

1.3 "CAUSE" shall mean (i) a final, nonappealable conviction of, or a plea of NOLO CONTENDERE to, (x) the commission of a felony, or (y) a misdemeanor involving either (A) a securities law violation, or (B) moral turpitude, (ii) engaging in fraud, embezzlement or dishonesty, resulting in material economic harm to the Company, or (iii) conduct that constitutes gross neglect, or willful misconduct, that causes material economic harm, or brings substantial discredit, to the Company, except where such conduct in the person's reasonable and good faith belief was not opposed to the best interest of the Company.

1.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.5 "COMMITTEE" shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as an "outside director" within the meaning of Section 162(m) of the Code.

1.6 "COMMON STOCK" shall mean the common stock, $.001 par value per share, of the Company.

1.7     "COMPANY" shall mean Presby Corp, a Delaware corporation.

1.8 "DISABILITY" shall mean a total and permanent disability as defined in the Company's current long term disability plan, or if the Company has no long term disability plan in effect at the time of reference, the Participant's inability to substantially perform such Participant's responsibilities for a period of 180 consecutive days as determined by an approved medical doctor mutually selected by the Company and the Participant, and if the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

1.9     "EFFECTIVE DATE" shall mean July 23, 1997.

1.10 "EMPLOYEE" shall mean an employee of either the Company, a Parent, or a Subsidiary.

1.11 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.12    "FAIR MARKET VALUE" shall mean:

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        (a)     if the Common Stock is readily tradeable on a national
        securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

        (b) if the Common Stock is not readily tradeable on a national securities exchange or other market system, a value determined by any fair and reasonable means prescribed by the Board.

1.13 "INDEPENDENT CONTRACTOR" shall mean a person (other than a Non-employee Director) who renders services to the Company and who is carried on the books and records of the Company as an independent contractor, regardless of his or her common law status.

1.14 "ISO" shall mean an "incentive stock option" as defined in Section 422 of the Code.

1.15 "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an Employee.

1.16 "NONQUALIFIED STOCK OPTION" shall mean a Stock Option that does not qualify as an ISO.

1.17 "PARENT" shall have the meaning, in relation to the Company, as set forth in Section 424(e) of the Code.

1.18 "PARTICIPANT" shall mean any Employee, Non-employee Director or Independent Contractor to whom a Stock Option has been granted.

1.19 "PLAN" shall mean the Presby Corp 1997 Stock Option Plan (As Amended and Restated Effective February 26, 2003).

1.20    "RESTATEMENT EFFECTIVE DATE" shall mean February 26, 2003.

1.21 "SEPARATION" shall mean, (i) in the case of an Employee, the date on which the Employee ceases to have an employment relationship, with whichever of the Company, Parent or Subsidiary employs him, for any reason, including death or Disability; provided however, a Separation will not be considered to have occurred under this (i) while such Employee is on sick leave, military leave, or any other leave of absence approved by his employer, if the period of such leave does not exceed 90 days, or, if longer, so long as such Employee's right to reemployment is guaranteed either by statute or by contract; and (ii) in the case of an Independent Contractor, or Non-employee Director, the earlier of (x) the date agreed upon in any oral or written agreement between the Participant and the Company, (y) the date on which the Participant gives the Company notice (orally or in writing), of the termination of such Participant's relationship with the Company, Parent or Subsidiary; or
        (z) the date specified in a written notice from the Company, Parent or Subsidiary delivered to a Participant advising such Participant of the termination of such Participant's relationship with the Company, Parent or Subsidiary; provided, further, that the date specified in the notice described in (z) cannot be earlier than the day after the date of delivery.

1.22    "SHARES" shall mean Shares of the Company.

1.23 "STOCK OPTION" shall mean any ISO or Nonqualified Stock Option granted hereunder, except that, where it shall be appropriate to identify a specific type of Stock Option, reference shall be made to the specific type of Stock Option; and provided, further, without limitation, that a single Stock Option may include both ISO and Nonqualified Stock Option provisions.

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1.24    "STOCK OPTION AGREEMENT" shall mean a written document signed by a representative of the Committee evidencing the grant of a Stock Option.

1.25 "SUBSIDIARY" shall have the meaning, in relation to the Company, as set forth in Section 424(f) of the Code.

1.26 "VEST, VESTING, VESTED (AND SIMILAR)" shall mean the number of Shares which have become subject to exercise in accordance with the terms of the Option in question, and "unVested" means the number of Shares which are not exercisable on the date of reference.

2.0     PURPOSE AND TERM OF PLAN

2.1 PURPOSE. The purpose of the Plan is to provide motivation to certain Employees, Non-employee Directors and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company by providing incentives to such Employees, Non-employee Directors and Independent Contractors through the ownership and performance of Common Stock, and to assist in aligning the interests of such Employees, Non-employee Directors and Independent Contractors with those of the Company's stockholders.

2.2 TERM. Unless terminated earlier, the Plan shall terminate on the 10th anniversary of the Effective Date.

3.0     ELIGIBILITY

        All Employees, Non-employee Directors and Independent Contractors shall be eligible to receive Stock Options, and the Committee, in its sole discretion, shall determine who among them shall receive Stock Options and become a Participant hereunder. In granting Stock Options, the Committee shall take into consideration the contribution the person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters.

4.0     ADMINISTRATION

4.1 RESPONSIBILITY. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan.

4.2 AUTHORITY OF THE COMMITTEE. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

        (a) to determine eligibility for and the number of Stock Options granted under the Plan;

        (b)     to supply any omission;

        (c) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

        (d) except as prohibited by the terms of the Plan, to grant waivers of Plan, or Stock Option, or both, terms, conditions, restrictions, and limitations;

        (e) to grant Stock Options in replacement of Stock Options previously granted;

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        (f)     with the consent of the affected Participant, to effect the cancellation of any or all outstanding Stock Options of such Participant and to grant, in substitution, to such Participant new Stock Options covering the same or different number of Shares, with the same or a different exercise price; and

        (g) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.3 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.4 DELEGATION OF AUTHORITY. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable. In addition, the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents, who may also serve in that capacity with respect to the Company, as it determines to be desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by or on behalf of the Committee in carrying out its duties shall be paid by the Company.

4.5 DETERMINATIONS AND INTERPRETATIONS BY THE COMMITTEE. All determinations under, and interpretations of, any provision of the Plan or any Stock Option made by the Committee shall be in its sole discretion and shall be final, binding and conclusive on the Company and all affected parties.

4.6 LIABILITY. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.7 INDEMNIFICATION. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all claims, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, PROVIDED such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment) to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, unless such amount(s) are judicially determined to have arisen out of such person's gross negligence or willful misconduct.

4.8 NOTICE. Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this Subsection, or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection. The Company or the Participant may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices; PROVIDED FURTHER, that a Participant who is not an Employee must file such written notice with the Administrator. Until changed in accordance with this Plan, the Company and the Participant shall be deemed to have specified as its and his address for receiving notices (i) as to the Company, the principal executive offices of the Company, and (ii) as to the Participant, (x) where the Participant is an Employee, the

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        most current address of the Participant set forth in the Company's employment records, and (y) where Participant is not an Employee, the address set forth in the most recent notice.

5.0     SHARES SUBJECT TO PLAN

5.1 AVAILABLE SHARES. The aggregate number of Shares which shall be available for grants of Stock Options under the Plan subsequent to the Restatement Effective Date, and during its term, shall be 8,774,000 Shares. Such Shares available for issuance under the Plan may be either authorized but unissued Shares, Shares held in the Company's treasury, or both, at the discretion of the Company. To the extent any Stock Option shall terminate, expire, or be canceled, the Shares remaining subject to such Stock Option shall again be available for grants of Stock Options under the Plan. Notwithstanding any provision of the Plan to the contrary, no person may receive one or more Stock Options to purchase more than a maximum of 5,350,000 Shares under the Plan and, for this purpose only, Stock Options that are exchanged, canceled or repriced, as well as their successors shall be counted against the maximum Shares.

5.2 ADJUSTMENT TO SHARES. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, then an adjustment shall be made (i) in the Shares available for grant and the maximum number of Shares which a person may receive (as described in Section 5.1) so that the same proportion of the Company's issued and outstanding Shares continue to be available and subject to being awarded to any person, and (ii) in the number of Shares and the exercise price so that as to each outstanding Stock Option the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options. Notwithstanding anything contained in the Plan, no adjustment shall be made under this Section 5.2 if the change or distribution described in this Section 5.2 (i) occurs prior to the first day on which the Company is subject to the Exchange Act, and (ii) is directly related to a transaction the primary purpose of which is to cause a substantial investment to be made in the Company. In addition, any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Code
        Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422.

5.3 NO LIMITATION. Without limiting the generality of the foregoing, the existence of outstanding Stock Options shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Stock Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

6.0     STOCK OPTIONS

6.1 IN GENERAL. With respect to Employees who become Participants, the Committee may grant such Participant ISOs or Nonqualified Stock Options or a combination of both; and with respect to Non-employee Directors and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option granted under the Plan shall be evidenced by a Stock Option Agreement and shall clearly state whether it is an

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        ISO or a Non-qualified Stock Option. In the event a provision of a Stock
        Option Agreement is not permitted under the provisions of the Plan, the provision of the Plan shall prevail.

6.2 EXERCISE PRICE. The Committee shall specify the exercise price of each Stock Option in the Stock Option Agreement; PROVIDED, HOWEVER, that the exercise price of any ISO shall not be less than 100 percent of Fair Market Value of the Shares on the date of grant.

6.3 TERM OF STOCK OPTION. The Committee shall specify the term of each Stock Option in the Stock Option Agreement; PROVIDED, HOWEVER, that (i) no ISO shall continue beyond the 10th anniversary of its date of grant, and
        (ii) no Nonqualified Stock Option shall continue beyond the 15th anniversary of its date of grant.

6.4 VESTING SCHEDULE. The Committee shall specify the date or dates on which the Stock Option becomes Vested, and thus exercisable, with respect to a designated number of Shares. The Committee, in its sole discretion, may accelerate the Vesting of part, or all, of any Stock Option.

6.5 EXERCISE OF STOCK OPTIONS. An Option shall be deemed exercised when (i) the Committee has received written notice of such exercise in accordance with the terms of the Stock Option and this Plan, (ii) full payment of the aggregate exercise price of the Shares as to which the Stock Option is exercised has been made and (iii) arrangement that are satisfactory to the Committee in its sole discretion, have been made for the Participant's payment of withholding and employment taxes. The Stock Option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant (which delivery may take the form of a notational exchange), by the retention of Shares which otherwise would be delivered as a result of the exercise of the Stock Option, through what is commonly referred to as a "broker assisted" exercise, by delivery of a promissory note, or by a combination of these methods; PROVIDED, however, that with respect to ISOs, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Stock Option Agreement.

6.6 RESTRICTIONS RELATING TO ISOs. In addition to all other provisions hereof, ISOs shall comply with all of the requirements of Section 422 of the Code. Accordingly, ISOs may be granted only to Participants who are Employees. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Shares with respect to which ISOs (under all option plans of the Company and of any Parent and any Subsidiary) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary unless the exercise price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Shares on the date of grant and the exercise of such ISO is prohibited by its terms after the 5th anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant.

6.7 ADDITIONAL TERMS AND CONDITIONS. The Committee may establish such other terms, conditions, restrictions and/or limitations, not expressly prohibited by the terms of the Plan, as it shall, in its sole discretion, deem appropriate.

7.0     CHANGE IN CONTROL.

7.1 ACCELERATED VESTING. Unless otherwise provided in the Stock Option Agreement, in the event of a Change in Control, each outstanding Stock Option will become fully Vested on the day before such Change in Control, or on such earlier date selected by the Committee but, in each case, only where such Change in Control actually occurs. Notwithstanding any provisions hereof to the contrary, if any Stock Option is accelerated under this Section 7.1, the portion of such Stock Option that may be exercised to acquire Shares that the Participant would not be entitled to acquire but for such acceleration (the "Acceleration Shares") is limited to that number of Acceleration

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        Shares that can be acquired without causing the Participant to have an
        "excess parachute payment" as determined under section 280G of the Code, determined by taking into account all of the Participant's "parachute payments" determined under section 280G of the Code. If as a result of this limitation, Shares that the Participant may acquire shall be the last shares that the Participant would have been entitled to acquire had such Option not been accelerated.

7.2 CANCELLATION AND CASHOUT. Notwithstanding any provision of this Plan to the contrary, unless expressly provided to the contrary in a Stock Option Agreement, in the event of a Change in Control, the Committee may either (i) by giving written notice ("CANCELLATION NOTICE"), cancel, effective as of the date set forth in the Cancellation Notice (which may be no earlier than 15 days after delivery of the Cancellation Notice, nor later than the date of the consummation of such Change in Control), all or any portion of the Vested portion of such Stock Option (including a portion which has become Vested by acceleration) which remains unexercised on such date, or (ii) by giving written notice ("CASHOUT NOTICE"), cancel, effective as of the date set forth in the notice (which may be immediately upon delivery of the Cashout Notice, but no later than the date of consummation of such Change in Control), all or any portion of the Vested portion of such Stock Option (including a portion which has become Vested by acceleration) in exchange for the payment of the Change in Control Price, which payment may be made in cash or in property payable in the transaction, or both. The "Change in Control" price shall mean the highest price per Share paid or offered in any transaction related to the Change in Control at any time during the 60 day period immediately preceding the Change in Control, as determined by the Committee.

8.0     TERMINATION OF STOCK OPTION FOLLOWING SEPARATION

8.1 SEPARATION DUE TO DEATH OR DISABILITY. Unless otherwise provided in the Stock Option Agreement, if a Participant Separates due to death or Disability then, on the date of such Separation, (i) all unVested Stock Options granted under such Stock Option Agreement shall immediately become Vested Stock Options, and (ii) all Stock Options under such Stock Option Agreement shall expire on the earlier of the (a) the date they would expire solely by reason of the passage of time, and (b) the 1st anniversary of such date of Separation.

8.2 SEPARATION FOR CAUSE. Unless otherwise expressly provided in the Stock Option Agreement, if a Participant Separates for Cause, all outstanding Stock Options of such Participant, both Vested and unVested, shall immediately expire at the time such Participant is notified of such Separation.

8.3 OTHER SEPARATION. Unless otherwise expressly provided in the Stock Option Agreement, if a Participant Separates for any reason other than for Cause or due to death or Disability, then (i) all unVested Stock Options shall immediately expire on the date of such Separation, and
        (ii) all Vested Stock Options shall expire on the earlier of (a) the date they would expire solely by reason of the passage of time, and (b) the 90th day following such Separation.

9.0     WITHHOLDING AND TAX CONSEQUENCE

9.1 WITHHOLDING. Upon the date of exercise of a Stock Option and, following written notice from the Company, upon a disqualifying disposition of a Share acquired through the exercise of an ISO, each Participant shall be required to pay to the Company (or other employer) in cash the amount, if any, which the Company determines to be necessary in order to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes. The Company (or other employer) shall have the authority to enter into arrangements with such Participant to collect the withholding in some other manner, including payroll deductions, or retention of Shares. If Shares are retained, they shall not have a Fair Market Value on the date of retention in excess of the minimum amount of withholding and employment taxes required to be collected by the Company (or other employee).

9.2 NO GUARANTEE OF TAX CONSEQUENCES. Without limitation, no person connected with the Plan in any capacity, makes any representation, commitment, or guarantee that any tax treatment,

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        including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to Stock
        Options.

10.0    AMENDMENT AND TERMINATION

10.1 TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time without prior notice.

10.2 AMENDMENT. The Board may amend the Plan or any Stock Option at any time without prior notice; PROVIDED, HOWEVER, that no such action shall, except as expressly permitted in this Plan or in such Stock Option, substantially impair any outstanding Stock Option without the consent of the affected Participant. In addition, no amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of Shares which may be issued under the Plan or the maximum number of Shares with respect to all Stock Options that may be granted to any person, or (ii) modify the requirements as to eligibility to receive for Stock Options.

11.0    MISCELLANEOUS

11.1 TRANSFERABILITY. Each Stock Option granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, such Participant's Stock Option shall be exercisable only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant solely to members of the Participant's immediate family or trusts or family partnerships for the benefit of such persons, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Stock Option Agreement.

11.2 LISTING OF SHARES AND RELATED MATTERS. If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Stock Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of a Stock Option, or the issuance of Shares thereunder, such Stock Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.3 NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent, if any, that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

11.4 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE OR TO GRANTS. The Participant's rights, if any, to continue to serve the Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, nor, without limitation, shall such designation interfere with the Company's rights to terminate his employment, consulting relationship or Director status, nor shall any provision hereof confer an employment relationship on an Independent Contractor.

11.5 AWARDS SUBJECT TO FOREIGN LAWS. The Committee may grant Stock Options to individual Participants who are subject to the tax laws of nations other than the United States, and such Stock Options may have terms and conditions as determined by the Committee as necessary to comply

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        with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Stock Options by the appropriate foreign governmental entity; PROVIDED, HOWEVER, that no such Stock Options may be granted pursuant to this Section 11.6 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

11.6 GOVERNING LAW. THE PLAN, ALL STOCK OPTIONS GRANTED HEREUNDER, AND ALL ACTIONS TAKEN IN CONNECTION HEREWITH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS, EXCEPT AS SUPERSEDED BY APPLICABLE FEDERAL LAW.

11.7 OTHER BENEFITS. Neither the grant of a Stock Option, nor income recognized as a result of its exercise, shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Parent or Subsidiary now or subsequently in effect.

11.8 FULL SATISFACTION. Any issuance or transfer of Shares to a Participant or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of this Plan or the applicable Stock Option, shall, to the extent thereof be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Participant, legal representative, heir, legatee or distributee as a condition precedent to such issuance or transfer of Shares, to execute a release and receipt for such issuance or transfer of Share in such form as it shall determine.

11.9 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Stock Option, instead an amount equal to the fractional Fair Market Value of a Share shall be paid in cash.

11.10 SEVERABILITY. If any provision of this Plan, or any Stock Option, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Stock Option, but such provision shall be fully severable, and the Plan or Stock Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Stock Option, as applicable.

11.11 CONSTRUCTION. The Section titles and headings are included for convenience of reference only and are not to be considered in construction of this Plan's provisions. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Stock Option dictates, the plural shall be read as the singular and the singular as the plural.

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